Exhibit 10.6.2

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 27, 2004, by and between NetLogic Microsystems, Inc. (the “Borrower”) and Silicon Valley Bank (“Bank”).

RECITALS

WHEREAS, Bank has extended a $14,500,000 formula revolving line of credit to Borrower pursuant to the Amended and Restated Loan and Security Agreement, dated March 30, 2004, by and between Borrower and Bank, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated as of August 18, 2004, by and between the Borrower and Bank (as may be amended from time to time, the “Loan Agreement”; defined terms used herein without definition shall have the meanings set forth in the Loan Agreement); and

WHEREAS, Borrower and Bank desire to amend the Loan Agreement to (i) eliminate the minimum cash covenant, and (ii) replace such covenant with a minimum tangible net worth covenant and a minimum adjusted quick ratio covenant;

NOW, THEREFORE, IT IS AGREED THAT:

1. AMENDMENTS TO THE LOAN AGREEMENT.

(a) Section 6.7 is amended to read:

6.7 Financial Covenants. Borrower will maintain:

(i) Tangible Net Worth. At all times a Tangible Net Worth of at least $40,000,000.

(ii) Adjusted Quick Ratio. At all times a minimum Adjusted Quick Ratio of 2.0 to 1.0.

(b) Section 13.1 is amended by adding the definitions “Adjusted Current Liabilities” and “Adjusted Quick Ratio”, after the definition “Accounts”, which read as follows:

“Adjusted Current Liabilities” are the aggregate amount of Total Liabilities which mature within one (1) year, less Deferred Revenue.

“Adjusted Quick Ratio” is, on any date, the ratio of Quick Assets to Adjusted Current Liabilities.

(c) Section 13.1 is amended by adding the definition “Deferred Revenue”, after the definition “Credit Extension”, which reads as follows:

“Deferred Revenue” is all amounts that Borrower receives in advance of performance under contract and not yet recognized as revenue.

(d) Section 13.1 is amended by adding the definition “Quick Ratio”, after the definition “Prime Rate”, which reads as follows:

“Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents (including marketable securities), net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

(e) Exhibit C to the Loan Agreement is amended to read as provided in Attachment “A” hereto.

2. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

3. CONDITIONS. The effectiveness of this Amendment is conditioned upon:

(a) Borrower’s payment to Bank of a restructuring fee of $3,500; and

(b) payment of all Bank Expenses relating to this Amendment.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations and Loan Agreement hereunder, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents as modified by this Amendment. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents as in effect prior to the effectiveness of this Amendment, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification agreements.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

This Amendment is executed as of the date first written above.

BORROWER:		BANK:

NETLOGIC MICROSYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ Don Witmer	By:	/s/ Teresa Li
Name:	Don Witmer	Name:	Teresa Li
Title:	CFO	Title:	Relationship Manager

ATTACHMENT “A”

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	NETLOGIC MICROSYSTEMS, INC.

The undersigned authorized officer of NetLogic Microsystems, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies
Compliance Certificate	Quarterly within 45 days		Yes	No
Annual on Form 10-K(Audited)	FYE within 90 days		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain at all Times
Tangible Net Worth	$40,000,000	$	Yes	No
Adjusted Quick Ratio	2.0 to 1.0	to 1.0	Yes	No

Borrower only has deposit accounts located at the following institutions:                                 .

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Sincerely, NETLOGIC MICROSYSTEMS, INC.	Received by:
AUTHORIZED SIGNER

Date:
SIGNATURE	Verified:
AUTHORIZED SIGNER
TITLE	Date:
	Compliance Status:	Yes No
DATE

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